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                                                                EXHIBIT 10.50

                           EQUIPMENT LEASE AGREEMENT

         This Equipment Lease Agreement ("Agreement") is made as of September 13, 1996, by and between Frank Leonard Laport, an individual having his principal place of business at 7421 West 100th Place, Bridgeview, IL 60455 (the "Lessor"), and Princeton Dental Management Corporation, a Delaware corporation having its principal place of business at 7421 West 100th Place, Bridgeview, IL 60455-2422 (the "Lessee").

         NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, it is agreed between the parties as follows:

         (1) Agreement to Lease. Lessor agrees to lease to the Lessee, and the Lessee agrees to lease from the Lessor, the equipment and personal property specified on Exhibit A attached hereto and incorporated herein (the "Equipment") for the monthly rental of Five Hundred and Sixty-Nine Dollars and Fifty-Six Cents ($569.56). The parties hereto understand that certain items of the Equipment are intended for multiple use, and are to be used by both Lessor, or such other parties as Lessor may designate from time to time, and Lessee, and Lessee hereby agrees and acknowledges that it shall not be entitled to exclusive use of the Equipment.

         (2) Term of Agreement. This Agreement is effective from the date hereof (the "Commencement Date"), and shall continue until terminated by either party upon not less than thirty (30) days' prior written notice ("Term").

         (3)  Monthly Rental Charge. The monthly rental charges set forth in
Section 1 hereof shall begin on the Commencement Date and be due and payable in advance on the first day of each month during the Term.

         The monthly rental charges set forth in Section 1 hereof are those in effect on the Commencement Date and are subject to change by Lessor, effective at the end of the initial Term, or at any time thereafter, upon thirty (30) days' prior written notice.

         (4) Usage of Equipment. Lessor will make no extra charge for machine usage, Lessee being entitled to unlimited and unobstructed use of Equipment by payment of monthly rental charges.

         (5) Payment of Taxes. There shall be added to the monthly rental charge an amount equal to any taxes (other than taxes based on Lessor's net income) paid, payable or required to be collected by Lessor however designated, which are levied or based on such charges, on this Agreement, on the machines or their use or value for tax purposes, including but not limited to state and local personal property taxes or privilege or excise taxes based on gross revenue.





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         (6)  Maintenance. Lessee shall keep the Equipment in good operating condition and will make all necessary adjustments and repairs at its usual and customary rates. Lessee shall not permit persons other than authorized representatives to effect adjustments or repairs to the Equipment and Lessor shall in no way be responsible to Lessee for loss of the use of the Equipment occasioned by adjustments and repairs.

         The required suitable electric current to operate the Equipment and a suitable place of installation will be furnished by the Lessee. Lessee may only store and use the Equipment at 7421 West 100th Place, Bridgeview, IL 60455-2442 ("Premises"), and the Equipment may not be moved from such location. Lessee will also provide all facilities required for the proper operation of the Equipment and its facilities must meet at all times the manufacturer's minimum standards for the operation of the Equipment.

         (7) Insurance and Indemnification. Lessee shall indemnify and hold Lessor harmless from any loss, claim or damage to persons or property arising out of Lessee's use or possession of the Equipment, which indemnity shall survive the termination of this Agreement, provided that the loss, claim or damage was not caused by the fault or negligence of Lessor or the fault or negligence of its employees or representatives.

         (8) Alterations and Additions and/or Programming. Alterations and/or additions and/or programming to the Equipment may be made solely with the prior written consent of Lessor. This written consent may be withdrawn by Lessor if the Equipment operation or maintenance is impaired.

         If the alterations, attachments, field modifications, programming and additional or replacement Equipment are obtained by Lessee directly from an equipment manufacturer, Lessee will be responsible for all initial and continuing costs incidental to the alterations, attachments, field modifications, programming and additional or replacement Equipment. Lessee will also be responsible for any costs of detaching and/or changing the alterations, attachments, field modifications, programming and additional or replacement Equipment, if necessary, including in the case of replacement Equipment, the detaching of and reprogramming of the Equipment to be replaced.

         (9) Operating Supplies. All supplies for use with the Equipment are to be provided by Lessee and are to meet the specifications set forth by Lessor.

         (10) Warranty. There are no warranties, express or implied including, but not limited to, the implied warranties of merchantability and fitness for a particular purpose, not specified in this Agreement, respecting this Agreement or the Equipment





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leased under this Agreement, or services, if any, furnished under this
Agreement. Lessor shall not be liable for any failure or delay in performance under this Agreement. In no event will Lessor be liable for any indirect, special or consequential damages, in connection with or arising out of the furnishing, performance, or use of any item of Equipment or services provided for in this Agreement.

         (11) Disclaimer of Liability. Lessee agrees that Lessor shall not be liable to Lessee for (i) any liability, claim, loss, damage (consequential or otherwise) or expense of any kind caused, directly or indirectly, by the inadequacy of the Equipment or its programming for any purpose or by any deficiency or defect or by any delay in providing Equipment or failure to provide the Equipment, or (ii) any interruption or loss of service or use of the Equipment or any of them, any loss of business or for other consequential damage, howsoever caused, and Lessee agrees to indemnify and hold Lessor harmless against any such liabilities, claims, losses, damages (consequential or otherwise) or expenses, or actions in respect thereof, asserted or brought against Lessor by or in right of third persons.

         (12) Performance by Lessor. Should Lessor default in the performance of any of its obligations under this Agreement for a continuous period of thirty (30) days after receipt by both Lessor and its assignee if notice of assignment has been given to Lessee of written notice from Lessee, Lessee may at its option terminate this Agreement at the end of such default by Lessor; provided, however, that Lessor's assignee, if any, shall have the option during the 30-day period to perform any of Lessor's obligations under this Agreement, to the extent necessary to cure any such default by Lessor.

         (13) Performance by Lessee. Should Lessee default (a) in the payment of any sum of money due under this Agreement beyond the thirtieth (30th) day after receipt by Lessee of a bill or statement for money due or other written notice from Lessor, or (b) in the performance of any other of its obligations under this Agreement for a continuous period of thirty (30) days after receipt by Lessee of written notice from Lessor, then and in any such event Lessor may at its option: (i) terminate this Agreement, (ii) whether or not this Agreement is terminated, take immediate possession of any or all of the Equipment, wherever situated, and for such purpose, enter upon any premises without liability for so doing, and (iii) sell, dispose of, hold, use or lease any Equipment as Lessor in its sole discretion may decide, without any duty to account to Lessee, and Lessee shall remain liable for the remaining unpaid rent for the balance of the initial term of this Agreement.

         (14) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and (to the extent specified in any assignment) assigns. Lessee,





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however, shall not assign this Agreement or sublet any Equipment without first obtaining the written consent of Lessor.

         (15) General. (a) The terms and conditions of this Agreement supersede those of all previous Agreements between the parties with respect to the use of the Equipment.

         (b) Lessee and Lessor each warrant and represent that their respective signatures set forth below have been and are on the date of this Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.

         (c) All Equipment shall be removed by Lessor from the portion of the Premises, if any, which may be occupied by Lessee within a reasonable time after termination of this Agreement in accordance with its terms.

         (d) This Agreement shall be governed by the laws of the State of Illinois.

         IN WITNESS WHEREOF, the parties have set their hands as of the first day written above.



PRINCETON DENTAL MANAGEMENT CORPORATION

By:
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    Gary A. Lockwood, President




-------------------------------------
Frank Leonard Laport





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